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                         EXHIBIT INDEX


METHOD OF            EXHIBIT
 FILING                NO.            DESCRIPTION

 DT                  99.01            February 27, 1998 News Release from
                                      Northern States Power Company


DT = Filed electronically with this direct transmission.


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For more information:
NSP Media Representatives               February 27, 1998
Minneapolis,  Minn. (612) 337-2167      FOR IMMEDIATE RELEASE

            NSP TO REDEEM CUMULATIVE PREFERRED STOCK
                 ADJUSTABLE RATE SERIES A AND B


MINNEAPOLIS -- Northern States Power Company (NSP) will redeem all 300,000 shares of its Cumulative Preferred Stock Adjustable
Rate Series A on March 31, 1998.

Redemption of the 300,000 shares will be at $100 per share,  plus
$1.375  per share for accrued dividends through March  31,  1998.
The terms of the redemption were established when the stock was sold in 1986.

NSP  will  also  redeem  all  650,000 shares  of  its  Cumulative
Preferred Stock Adjustable Rate Series B on March 31, 1998.

Redemption of the 650,000 shares will be at $100 per share,  plus
$1.375  per share for accrued dividends through March  31,  1998.
The terms of the redemption were established when the stock was sold in 1987.

NSP,  as  Transfer  Agent, will handle the redemption.   Detailed
instructions will be mailed to each shareholder explaining redemption procedures. Redemption questions should be directed to the NSP Shareholder's Department.


For  more information, contact: NSP Media Representatives,  (612)
337-2167.